UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT October 15, 2013

Earliest Event Date requiring this Report:
October 15, 2013 (for Item 5.02)
October 29, 2013 (for Item 5.07)
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CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Florida	0-28331	84-1047159
(state of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

ITEM 5.01     Changes in Control of  Registrant.  Jeffrey Postal, a director of Capstone Companies, Inc., a Florida corporation, (“Reporting Company”) filed a Schedule 13D Amendment Number One and related Form 4 filing with the Commission on October 15, 2013, which reported the acquisition of 64 million shares of the Common Stock, $0.0001 par value per share, of the Reporting Company (“Common Stock”) by Mr. Postal and his spouse, Mindy Joy Postal.   The acquisition of these shares increased Mr. Postal’s stock ownership to a reported level of  126,613,177 shares of Common Stock, or 19.1% of the issued and outstanding shares of the Common Stock as of the acquisition date.

While the Reporting Company was not a party to the aforesaid acquisition by Mr. Postal and his wife, and there is no agreement between Mr. Postal and his spouse and the Reporting Company as to the voting of any shares of Common Stock by Mr. Postal and/or his spouse, and the Reporting Company is not aware of any agreement among Mr. Postal and his spouse with any senior officer or director of the Company as to the voting of their shares of Common Stock, Mr. Postal’s and his spouse’s ownership of the Common Stock when combined with the ownership of the Common Stock by other senior officers and directors of the Reporting Company results in an aggregate voting power held by Reporting Company management of approximately 42.8% of the issued and outstanding shares of the Common Stock.  Such a block of stock, if voted together, may be deemed to constitute voting control over the Reporting Company.

ITEM 5.07     Submission of Matters to a Vote to Security Holders.  On October 29, 2013, the Reporting Company solicited the written consent of 10 or fewer holders of record of the Common Stock for consent to the election of Reporting Company management nominees to the Reporting Company Board of Directors, approval of Robison Hill & Associates, Inc. as  the Reporting Company’s auditors for the fiscal year ending December 31, 2013, consent to the advisory vote on executive compensation and consent to the three-year cycle for the advisory voting on executive compensation.  Prior to October 29, 2013, certain members of Reporting Company management had tendered written consents representing 281,339,248 shares of Common Stock or 42.8% of the shares of Common Stock in favor of all of the proposals.  The written consent solicitation is being sought to avoid the cost of a shareholder meeting to obtain the remaining 7.3% of the voting power required to approve the proposals.

The Written Consent and Information Statement is attached hereto as Exhibit

ITEM 9.01    Financial Statements and Exhibits

EXHIBIT NUMBER	EXHIBIT DESCRIPTION`

99.1	October 29, 2013 Written Consent and Information Statement sent to 10 or fewer shareholders of Capstone Companies, Inc. (filed herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

Date: October 29, 2013

By: /s/ Stewart Wallach
Chief Executive Officer